UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2006

ICON Leasing Fund Eleven, LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51916	20-1979428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Fifth Avenue, 4th Floor
New York, New York 10011

(Address of Principal Executive Offices)

___________________________________

(212) 418-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

ICON Leasing Fund Eleven, LLC (“Fund Eleven”) announced today that the solicitation of consents of its members in connection with the amendments to its limited liability company agreement has expired. Fund Eleven has obtained the requisite consents from its members and has executed the Amended and Restated Limited Liability Company Agreement.

Details of the amendments and the form of the Amended and Restated Limited Liability Company Agreement are set forth in Fund Eleven’s Consent Solicitation Statement, dated March 8, 2006 which was previously sent to Fund Eleven’s members and filed with the Securities and Exchange Commission (the “SEC”). The amendments permit Fund Eleven to increase the maximum offering amount from up to $200,000,000 to up to $375,000,000, after applicable SEC, NASD and state approvals are obtained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON LEASING FUND ELEVEN, LLC

By: ICON CAPITAL CORP., its Manager

Dated: April 21, 2006
By: /s/ Thomas W. Martin

Thomas W. Martin

Chief Operating Officer